SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ELDORADO ARTESIAN SPRINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELDORADO ARTESIAN SPRINGS, INC.
1783 Dogwood Street, Louisville, CO 80027
P.O. Box 445, Eldorado Springs, CO 80025
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 1, 2006
     To Our Shareholders:
     The Annual Meeting of Shareholders of Eldorado Artesian Springs, Inc., a Colorado corporation, will be held at 10:00 a.m., Mountain Time, on Tuesday, August 1, 2006 at 1783 Dogwood Street, Louisville, Colorado 80027, and at any and all adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement.
     1. To elect four (4) Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;
     2. To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, P.C., as our independent certified public accountants for our fiscal year ending March 31, 2007; and
     3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.
     All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on June 19, 2006 as fixed by action of the board of directors, will be entitled to notice of, and to vote at, the meeting or at any and all adjournments thereof. In order for the proposals listed above to be approved, each must be approved by the affirmative vote of holders of the majority of the shares of our common stock.
     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, TO INSURE YOUR REPRESENTATION AND A QUORUM AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. Your prompt return of your proxy will not prevent you from voting in person, should you so desire, but will help assure a quorum and avoid added solicitation costs. Your Proxy may be revoked at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Kevin M. Sipple
Kevin M. Sipple, Secretary

Eldorado Springs, Colorado
June 29, 2006

ELDORADO ARTESIAN SPRINGS, INC.
1783 Dogwood Street, Louisville, CO 80027
P.O. Box 445, Eldorado Springs, CO 80025
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 1, 2006
SOLICITATION OF PROXIES
     This Proxy Statement, together with the accompanying Proxy Card, is furnished in connection with the board of directors’ solicitation of proxies for use at the Annual Meeting of Shareholders of Eldorado Artesian Springs, Inc., to be held at 10:00 a.m., Mountain Time, on Tuesday, August 1, 2006, at 1783 Dogwood Street, Louisville, Colorado, 80027, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Proxy Card will be mailed to our shareholders on or about June 29, 2006. Any shareholder who executes and returns a proxy may revoke it by delivering a written revocation to our offices at any time before such proxy is voted at the meeting; by submitting a later dated proxy; or by casting a ballot in person at the meeting.
     The cost of solicitation of proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by us. We may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses incurred by them in sending proxy material to the beneficial owners of stock. Brokerage houses, custodians, nominees and fiduciaries are requested to vote directly proxies held for their beneficial owners. In addition to solicitation by mail, certain of our directors, officers and regular employees may solicit proxies by telephone. No additional remuneration will be paid for such solicitation.
SHARES OUTSTANDING AND VOTING RIGHTS
     We have fixed the close of business on June 19, 2006, as the record date for determining the holders of our $0.001 par value common stock who will be entitled to notice of and to vote at the meeting. On June 19, 2006, we had issued and outstanding 3,004,495 shares of $0.001 par value common stock. Holders of our common stock are entitled to one vote for each share owned of record. The presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote at the meeting shall constitute a quorum. Directors are elected by plurality vote, meaning that the four candidates receiving the greatest number of votes will be elected. Affirmative votes of the holders of the majority of the votes cast is required for the ratification of auditors and to approve any other matters to come before the meeting. Abstentions and broker non-votes, if any, will not be included in vote totals, and as such, will have no effect on any proposal.
     The accompanying Proxy Card, unless the shareholder otherwise specifies in the Proxy Card, will be voted (i) for the election of each of the four nominees named herein for the office of director, (ii) for the selection of Ehrhardt Keefe Steiner & Hottman, P.C., independent public accountants, as our auditors for the fiscal year ending March 31, 2007; and (iii) at the discretion of the proxy holders, on any other matter that may property come before the meeting or any adjournment thereof.
     Where shareholders have appropriately specified how their proxies are to be voted, they will be voted in accordance with such instructions. If any other matter of business is properly brought before the meeting, the proxy holders may vote the proxies on such matters at their discretion. The directors do not presently know of any such other matter or business.
ELECTION OF DIRECTORS
(Proxy Item #1)
     The board of directors recommends the election as directors of the four nominees listed below, to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal.
     The enclosed Proxy Card provides that each shareholder may specify that his or her shares be voted “FOR” the election of the four nominees named herein as directors with provision to “withhold authority” as to any individual director. At the meeting, the shares represented by the proxies will be voted in accordance with shareholder instructions, and, if no instructions are given, for the election of the four nominees. In the event any nominee is unable or declines to serve as a director, which the board of directors does not anticipate, it is intended that proxies voting for such director(s) will be voted for the election of the remaining nominees and for substitute nominees, if any, as recommended by the board of directors.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF
ITS NOMINEES FOR THE BOARD OF DIRECTORS
     The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us presently held by him, and the period during which he has served as such:

Name	Age	All Positions and Offices Held	Period Served as Director
Douglas A. Larson	51	President and Director	1986 to Present

Kevin M. Sipple	50	Vice President, Secretary and Director	1986 to Present

Jeremy S. Martin	51	Vice President and Director	1986 to Present

George J. Schmitt	74	Director	1998 to Present
     The principal occupation and business experience of each nominee for director are set forth below.
     Douglas A. Larson is one of our co-founders and has served as our President and as one of our directors since 1991. Mr. Larson’s responsibilities include corporate strategy and administration of all operating activities. Before his association with us, Mr. Larson worked as a stock broker with Richey-Frankel and Co. from 1981 to 1983 and with B.J. Leonard, Inc. from 1980 to 1981. Mr. Larson holds a Bachelor of Science Degree in Business Finance from the University of Colorado.
     Kevin M. Sipple is one of our co-founders and has served as our Corporate Secretary and Vice President and as one of our directors since 1990. Mr. Sipple is in charge of Regulatory Compliance and has served as chairman of the board of directors since 1990. Before his association with us, Mr. Sipple worked for King Soopers, Inc. from 1972 to 1983, serving in a variety of positions including inventory ordering and control. Mr. Sipple attended the University of Colorado.
     Jeremy S. Martin is one of our co-founders and has served as our Vice President and as one of our directors since 1985. Mr. Martin’s responsibilities include management of the sales and service business.

He is also responsible for special event promotions and public relations. Before his association with us, Mr. Martin was an independent distributor for Sunasu International, a nutritional products manufacturer. Mr. Martin holds a Bachelor of Science Degree in Business from the University of Colorado.
     George J. Schmitt has been one of our directors since December 1998. From 1968 to 1996, Mr. Schmitt was CEO and President of Hinckley & Schmitt Bottled Water Group. Mr. Schmitt was a founding member of the American Bottled Water Association, now called the International Bottled Water Association, in 1959 and was inducted into the Industry Hall of Fame in 1991. Mr. Schmitt is a director of Eureka Bottled Water Co. and National Fuel Corporation. Mr. Schmitt holds a Bachelor of Arts degree from Dartmouth College.
     Directors are elected at each annual meeting of stockholders and serve until the next annual meeting. Executive officers are elected at each annual meeting of the board of directors.
     During the fiscal year ended March 31, 2006, our board of directors held two formal in-person meetings. All directors were in attendance. There is no family relationship between any of our directors or nominees for director and any other of our directors, nominees or executive officers.
     Our directors are required to attend annual shareholder’s meetings either in person or via conference call. All four directors were in attendance at the Annual Meeting of Shareholders held September 19, 2005.
Committee of the Board of Directors
     The board of directors has determined that Mr. Schmitt is an “audit committee financial expert” as defined in SEC rules. Mr. Schmitt is an “independent director” as defined in NASD Marketplace Rule 4200 (a)(15). Mr. Larson is not an “independent director” under that definition
     The board of directors believes that, considering our size and the members of our board of directors, decisions relating to nominations for election to the board of directors can be made on a case-by-case basis by all members of the board of directors without the formality of a nominating committee or a nominating committee charter.
     The board of directors does not have an express policy with regard to the consideration of any director candidates recommended by shareholders since the board of directors believes that it can adequately evaluate any such nominees on a case-by-case basis. The board of directors will consider director candidates proposed in accordance with the procedures set forth below under “Shareholder Proposals for 2007 Annual Meeting,” and will evaluate shareholder-recommended candidates under the same criteria as internally generated candidates. Although the board of directors does not currently have any formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important, as would the ability to attend and prepare for board, committee and shareholder meetings. Any candidate must state in advance his or her willingness and interest in serving on the board of directors.
Compliance with Section 16(a)
     Section 16(a) of the Securities Exchange Act requires our directors and executive officers and beneficial owners of more than 10% our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received, we believe

Insiders have complied with all Section 16(a) filing requirements applicable since April 1, 2005, except that Capital Merchant Bank, LLC, a beneficial owner of more than 10% of our outstanding common stock, has not filed a Form 3 reporting its acquisition of such beneficial ownership or a Form 4 reporting the grant of warrants to it to purchase shares of our common stock.
Compensation of Outside Directors
     Each outside director receives compensation totaling $1,000 for each annual or special meeting of the board of directors he attends in person or by qualified electronic means. In addition, each outside director will receive compensation totaling $500 for each committee meeting he attends in person or by electronic means. In addition, if we engage an outside director as an independent consultant, for such duties and responsibilities as the president determines, the outside director will be compensated at the rate of $150 per hour, plus nominal travel expenses as agreed upon if needed. During the fiscal year ended March 31, 2006, Mr. Schmitt received $17,350 for consulting services.
EXECUTIVE OFFICERS
     The following table sets forth information about our executive officers.

Name	Age	Position(s)	Tenure as Officer

Douglas A. Larson	51	President	1986 to present

Kevin M. Sipple	50	Vice President, Secretary	1986 to present

Jeremy S. Martin	51	Vice President	1986 to present

Robert E. Weidler	60	Vice President	1998 to present

Cathleen M. Shoenfeld	37	Chief Financial Officer	1998 to present

Kate Janssen	34	Vice President	2002 to present
     Biographical information about Messrs. Larson, Sipple and Martin can be found in the section entitled “Election of Directors” above.
     Robert E. Weidler joined us in 1990 and served as our Production Manager from 1991 to 1998. Currently, Mr. Weidler is our Vice President, and his responsibilities include inventory management, daily operations for finished goods and conforming finished goods to safety standards, health department standards and other governmental requirements. Mr. Weidler holds a Bachelor of Science Degree in Sociology from Michigan State University.
     Cathleen M. Shoenfeld joined us in 1990 and served as our Assistant Treasurer from 1991 to 1998. Currently, Ms. Shoenfeld is our Chief Financial Officer and her responsibilities include the procurement of financing for growth of operations, as well as overseeing our accounting functions, including the annual audit and corporate reporting. Ms. Shoenfeld holds a Bachelor of Science Degree in Economics and a Masters of Business Administration from the University of Colorado.
     Kate Janssen joined us in 1995 and has served as our Director of Sales and Service. Currently, Ms. Janssen is our Vice President in charge of Sales, and her responsibilities include management of the sales and service sector of the business. Ms. Janssen holds a Bachelor of Fine Arts Degree from the University of Colorado.

EXECUTIVE COMPENSATION
     The following table sets forth the compensation of our President, Douglas A. Larson, and our Vice Presidents Kevin Sipple and Jeremy Martin, for the fiscal year ended March 31, 2006. No other executive officer receives annual compensation in excess of $100,000 per year.
SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term
				Compensation
				Awards
				Restricted
				Stock	Options	All Other
Name and		Salary	Bonus	Awards	/SARs	Compensation(1)
Principal Position	Year	($)	($)	($)	(#)	($)

Douglas A. Larson, CEO	2006	$114,475	–			$19,053
	2005	$117,254	–			$19,053
	2004	$112,688	–			$19,643

Kevin Sipple, VP	2006	$115,215	–			$12,733
	2005	$118,033	–			$12,818
	2004	$113,353	–			$12,330

Jeremy Martin, VP	2006	$115,537	–			$13,338
	2005	$118,475	–			$13,427
	2004	$113,652	–			$13,323

(1)	Other annual compensation includes annual health care premiums, a 3% match for all contributions to the 401(k) plan and a car allowance.
Stock Option Plan
     On September 10, 1997 we adopted a Stock Option Plan which reserves 875,000 shares for the grant of non-qualified stock options (“Non-Qualified Options”), and incentive stock options (“Incentive Options”). The Plan is administered by the board of directors. All of our salaried officers and key employees are eligible to receive options under the Plan. The Plan will terminate by its terms on September 10, 2007, and may be terminated at any time by the exercise of all outstanding options.
     Options granted may be exercisable for up to ten years. If any options granted under the Plan expire, terminate or are canceled for any reason without having been exercised in full, the corresponding number of unpurchased shares reserved for issuance upon exercise thereof will again be available for the purposes of the Plan. The purchase price of the common stock under each option shall not be less than the fair market value of the common stock on the date on which the option is granted. The option price is payable either in cash, by the delivery of shares of common stock, or a combination of cash and shares.
     Options will be exercisable immediately, after a period of time or in installments. Options will terminate not later than the expiration of ten years from the date of grant, subject to earlier termination due to termination of service. Except under certain circumstances where termination of service is due to retirement or death, in which event options may be exercised for an additional period of time following such termination of service, the option may be exercised only while the optionee remains in our employ or in the employ of one of our subsidiaries.
     As of March 31, 2006, 497,500 options were outstanding, of which 468,500 are fully vested. All of the options were granted at an option price representing 100% of the fair market value on the date of the grant as determined by the board of directors.
401(k) Plan
     We have adopted a 401(k) plan for employees. Employees become eligible to participate in the plan once they have completed one year of service and have reached 21 years of age. Approximately 35 employees were eligible to participate in the 401(k) plan as of March 31, 2006. Contributions by us and the employees vest immediately. We match 100% of employee contributions, up to 3% of employee gross pay. We matched approximately $48,000 during the fiscal year ended March 31, 2006.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of March 31, 2006, the number and percentage of our shares of $0.001 par value common stock owned of record and beneficially by each person owning more than five percent (5%) of such common stock and by all individual officers and directors and by all officers and directors as a group

	Shares		Percent
	Beneficially		Of
Name and Address of Beneficial Owners	Owned		Class
Kevin M. Sipple 43 Fowler Lane Eldorado Springs, CO 80025	763,674		25.5%

Douglas A. Larson 12 Baldwin Circle Eldorado Springs, CO 80025	757,005	(1)	25.3%

Jeremy S. Martin 2707 Fourth Street Boulder, CO 80302	771,060		25.7%

Capital Merchant Bank, LLC 204 E. Witchwood Lane Lake Bluff, IL 60044	350,000	(3)	10.5%

All Officers and Directors as a Group (six persons) (2)	3,026,739		83.4%

(1)	Mr. Larson’s shares include options to purchase 20,000 shares held by his spouse.

(2)	The shares owned by all officers and directors as a group include options to purchase a total of 405,000 shares, of which 100,000 are held by Ms. Shoenfeld, 100,000 by Mr. Weidler, 100,000 by Mr. Schmitt, 85,000 by Ms. Janssen and 20,000 by Mr. Larson’s spouse.

(3)	Shares owned by Capital Merchant Bank, LLC are shares underlying warrants, exercisable for $3.00 per share. The warrants expire on January 4, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     In August 2001, we entered into an agreement to sell certain parcels of real estate to two of our officers, Douglas Larson and Kevin Sipple, for a total of $900,000. We received $500,000 cash from the sale. We also provided 60 month carry back financing of $400,000 with interest at 7.5% due annually that has been recorded as notes receivable from a related party. The collateral on the notes receivable included a junior deed of trust on the properties and shares of our common stock. During the fiscal year ended March 31, 2003, the board of directors determined that 250,000 shares of our common stock was sufficient collateral and released the junior deed of trust on the properties. The note receivables include $147,822 of accrued interest at March 31, 2006.
     We recognized a gain on the real estate sales of $519,937 and deferred an additional $357,544 of gain as required by the terms of the carry back note. In July 2001, when the board of directors authorized the aforementioned real estate transactions, we also authorized the sale of certain real estate at the then fair value to Mr. Martin, another of our officers. Because of county land approval processes and associated delays, the officer’s option to purchase the real estate has been extended through September 26, 2007.
     On January 4, 2005, we entered into a Management Consulting and Finders Agreement with Capital Merchant Bank, LLC. Under the terms of the Agreement, Capital Merchant Bank agreed to provide certain consulting services to assist us in our business development efforts.
     Pursuant to the terms of the Agreement, we have made an initial payment of $25,000 to Capital Merchant Bank, and will be obligated to pay an additional $175,000 upon completion of a qualified financing. Thereafter, we will be obligated to pay Capital Merchant Bank a fee of $600,000 payable in installments every six months, unless the Agreement is terminated by either party. Termination of the Agreement requires 60 days’ written notice to the party not terminating the Agreement. We also issued to Capital Merchant Bank a Warrant to purchase up to 1,000,000 shares of our common stock, subject to completion of a qualified financing and to continuation of the Agreement, for an exercise price of $3.00 per share.
APPROVAL OF AUDITORS
(Proxy Item #2)
     The board of directors, through its audit committee, has appointed Ehrhardt Keefe Steiner & Hottman, P.C. to serve as our independent auditors for the current fiscal year, subject to the approval of the shareholders. The firm has audited our financial records for the fiscal years ended March 31, 2006 and 2005 and is considered well qualified.
     Ehrhardt Keefe Steiner & Hottman, P.C., our independent public accountants for the fiscal year ended March 31, 2006, are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPOINTMENT OF EHRHARDT KEEFE STEINER & HOTTMAN, P.C. TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.
Audit Fees
     Ehrhardt, Keefe, Steiner and Hottman, PC’s fees for our 2006 and 2005 annual audits and 2006 and 2005 reviews of our quarterly financial statements, or services that are normally provided by the accountant in connection with statutory or regulatory filings or engagements, were approximately $45,000 and $37,000, respectively.
Audit Related Fees
     Ehrhardt, Keefe, Steiner & Hottman, P.C. did not render any audit related services related to us in 2005 and 2004.
Tax Fees
     Ehrhardt, Keefe, Steiner and Hottman, PC’s fees for tax preparation services to us for 2006 and 2005 were approximately $3,600 for both fiscal years.
All Other Fees
     Ehrhardt, Keefe, Steiner and Hottman, PC provided additional services to us totaling approximately $5,500 in 2006 and did not provide additional services to us in 2005.
ANNUAL REPORT AND FINANCIAL STATEMENTS
     The Annual Report to Shareholders, which includes the financial statements for the fiscal year ended March 31, 2006, is not incorporated in the Proxy Statement and is not to be considered part of the proxy soliciting material. WE WILL FURNISH, WITHOUT CHARGE, A COPY OF THE 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 TO ANY SECURITY HOLDER REQUESTING SUCH COPY IN WRITING TO THE CHIEF FINANCIAL OFFICER, ELDORADO ARTESIAN SPRINGS, INC., P.O. BOX 445, ELDORADO SPRINGS, COLORADO 80025.
MISCELLANEOUS
     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based on information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of our common stock is based on information contained in reports filed by such owner with the Securities and Exchange Commission.
Matters to be Presented:
     As of the date of this Proxy Statement, we do not know of any other matters to be presented at the Annual Meeting other than those set forth herein. However, if any other matters properly come before the meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.
Shareholder Communications with Directors:
     Shareholders and other interested parties wishing to contact any member (or all members) of the board of directors or the audit committee of the board of directors may do so by mail, addressed, either by name or title, to the board of directors or to any such individual director or the audit committee, and all such correspondence should be sent to our principal office. Our administrative staff may review any such communications to ensure that inappropriate material is not forwarded to the board of directors or to any individual director. The board of directors intends to continuously evaluate its communication process with our shareholders, and may adopt additional procedures to facilitate shareholder communications with our board of directors, consistent with standards of professionalism and our administrative resources.
Shareholder Proposals for 2007 Annual Meeting:
     The board of directors will make provision for presentation of shareholder proposals at the 2007 Annual Meeting of Shareholders if such proposals are submitted by eligible shareholders who have complied as to the substance of the proposal with the relevant regulations of the Securities Exchange Act. Proposals for inclusion in our Proxy Statement for the fiscal year ending March 31, 2007 must be delivered to our offices not later than March 29, 2007 so that proxy materials may be prepared on a timely basis.
     Shareholder proposals that will not be included in our Proxy Statement for the 2007 Annual Meeting in accordance with Rule 14a-8 of the Securities Exchange Act will be considered untimely if notice of the proposal is received by us after June 12, 2007. The Proxy Card solicited by the board of directors may grant discretionary voting authority with respect to proposals not included in the Proxy Statement unless we receive notice of such proposals by June 12, 2007 and the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Securities Exchange Act are met.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Douglas A. Larson
Douglas A. Larson, President

June 29, 2006

     PROXY CARD
ELDORADO ARTESIAN SPRINGS, INC.
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD AUGUST 1, 2006
     The undersigned hereby constitutes, appoints and authorizes Douglas A. Larson or Kevin M. Sipple, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned’s shares of the $0.001 par value common stock of Eldorado Artesian Springs, Inc., a Colorado corporation, at the Annual Meeting of Shareholders to be held at 1783 Dogwood Street, Louisville, Colorado 80027 at 10:00 a.m., Mountain Time, on August 1, 2006 and at any and all adjournments thereof, for the following purposes:
1.	To elect four (4) Directors to serve until the next Annual Meeting of Shareholder or until their successors are duly elected and qualified:

☐	For all nominees listed below (except as marked to the contrary):
	Douglas A. Larson	Jeremy S. Martin
	Kevin M. Sipple	George J. Schmitt
     (INSTRUCTION: To withhold authority to vote for any individual nominee, draw a line through or otherwise strike out his or her name. If authority to vote for the election of any nominee is not withheld, the execution of this Proxy Card will be deemed to grant such authority.)
2.	To ratify the appointment of Ehrhardt Keefe Steiner & Hottman, P.C. as our independent certified public accountants for the fiscal year ending March 31, 2007.
     ☐ FOR                     ☐ AGAINST                      ☐ ABSTAIN
3.	To transact such other business as may properly come before the meeting, or any adjournment thereof.
     ☐ FOR                     ☐ AGAINST                      ☐ ABSTAIN
     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.
THIS PROXY CARD WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CARD CONFERS DISCRETIONARY AUTHORITY IN

RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.

Dated:

Signature(s) of Shareholder(s)

     Signature(s) should agree with the name(s) shown hereof. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ELDORADO ARTESIAN SPRINGS, INC. PLEASE SIGN AND RETURN THIS PROXY CARD TO THE COMPANY. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.